Exhibit 10.6

(Edition 2024)

Working Capital Loan 001

Working Capital Loan（RMB） Contract

Contract No.:

Borrower (Party A): Yingtan Topnew Motor Co., Ltd

Address:

Postal Code:

Legal Representative (or Person in Charge): Cai Keqiang

Fax: None

Telephone:

Lender (Party B): China Construction Bank Corporation, Yingtan Branch

Address:

Postal Code:

Person in Charge:

Fax: None

Telephone:

In view of the company’s working capital requirements for its operations, Party A has applied for a loan from Party B, and Party B has agreed to grant the loan. In accordance with relevant laws, regulations, and rules, this contract is entered into by and between Party A and Party B through friendly consultations for joint observance.

Article 1 Loan Amount

Party A borrows RMB 3,000,000 from Party B.

Article 2 Purpose of the Loan and Source of Repayment

Party A shall use the loan for its daily business operations. For specific details on the purpose of the loan and the source of repayment under this contract, please refer to Annex 1 “Basic Loan Information”.

Article 3 Loan Period

The loan period specified in this contract is one year, from May 27, 2025, to May 26, 2026.

If the loan period in the contract doesn’t match the loan transfer date on the voucher(loan receipt), the actual disbursement date on the voucher shall prevail, and the loan maturity date in Clause 1 of this Article shall be adjusted accordingly.

The loan transfer voucher is an integral part of the contract and has the same legal effect.

Article 4 Loan Interest Rate, Penalty Interest Rate, Interest Calculation and Settlement

I. Loan Interest Rate

1. The loan interest rate under this contract is an annual rate, calculated on a simple interest basis. The specific rate is as the following term (1) :

(1) Fixed interest rate, which is the LPR minus 20 basis points (1 basis point = 0.01%, rounded to 0.01 basis point). This rate remains unchanged during the loan period;

(2) Floating interest rate, which is the LPR _______basis points (specify “plus” or “minus”). The rate is adjusted every ____months based on the LPR of the last working day before the adjustment date, with the above______basis points applied. The interest rate adjustment date is the corresponding date of the loan disbursement date in the adjustment month. If there is no corresponding date in the month, the last day of the month is the interest rate adjustment date;

(3) Miscellaneous

None.

2. The fees directly related to the loan under this contract are implemented as the following term (1) :

(1) There are no fees directly related to the loan under this contract;

(2) The fees directly related to the loan under this contract are ________________ (name and amount), and the fee collection method is _________________(sum payment or installment payments);

(3) Miscellaneous

None.

3. Taking into account the loan interest and fees directly related to the loan mentioned above, and using the simple interest calculation method, the annualized interest rate for the loan under this contract (referred to as the “Annualized Interest and Fee Rate”) is as the following term (1) :

(1) The LPR interest rate minus 20 basis points (1 basis point = 0.01%, rounded to the nearest 0.01 basis point). If a floating interest rate is applied, the LPR will be adjusted in accordance with the terms of this contract;

(2) Miscellaneous

None.

II. Penalty Interest Rate

1. If Party A uses the loan for purposes other than those specified in the contract, the penalty interest rate will be 100% higher than the loan interest rate. If the loan interest rate is adjusted in accordance with Clause 1 of this Article, the penalty interest rate will also be adjusted accordingly based on the adjusted loan interest rate and the aforementioned increase.

2. If there is an overdue loan under this contract, the penalty interest rate will be 50% higher than the loan interest rate. Similarly, if the loan interest rate is adjusted according to Clause 1 of this Article, the penalty interest rate will be adjusted in accordance with the adjusted loan interest rate and the aforementioned increase.

3. If a loan is both overdue and misappropriated, the higher of the two penalty rates will apply, and penalty interest and compound interest will be charged accordingly.

III. The interest commencement date referred to in this Article is the date on which the loan is first disbursed to the loan disbursement account specified in Article 6 of this contract.

The LPR interest rate under this contract is determined as the following term 2 :

1. For the initial loan disbursement under this contract, the LPR interest rate is the 1-year LPR published by the National Interbank Funding Center on the business day prior to the contract’s effective date. Thereafter, whenever the loan interest rate is adjusted in accordance with the above provisions, the LPR interest rate will be the 1-year LPR published by the National Interbank Funding Center on the business day prior to the adjustment date.

2. For the initial loan disbursement under this contract, the LPR interest rate is the 1-year LPR published by the National Interbank Funding Center on the business day prior to the interest commencement date. Thereafter, whenever the loan interest rate is adjusted in accordance with the above provisions, the LPR interest rate will be the 1-year LPR published by the National Interbank Funding Center on the business day prior to the adjustment date.

3. For the initial loan disbursement under this contract, the LPR interest rate is the 5-year or longer LPR published by the National Interbank Funding Center on the business day prior to the contract’s effective date. Thereafter, whenever the loan interest rate is adjusted in accordance with the above provisions, the LPR interest rate will be the 5-year or longer LPR published by the National Interbank Funding Center on the business day prior to the adjustment date.

4. For the initial loan disbursement under this contract, the LPR interest rate is the 5-year or longer LPR published by the National Interbank Funding Center on the business day prior to the interest commencement date. Thereafter, whenever the loan interest rate is adjusted in accordance with the above provisions, the LPR interest rate will be the 5-year or longer LPR published by the National Interbank Funding Center on the business day prior to the adjustment date.

IV. Loan interest shall be calculated from the date the loan is transferred to the loan disbursement account. The loan under this contract shall be interest-bearing on a daily basis, with the daily interest rate being the annual interest rate divided by 360. If Party A fails to pay interest on the agreed interest payment date as specified in this contract, compound interest shall be charged from the following day.

V. Interest Settlement

1. For loans with a fixed interest rate, interest is calculated at the agreed rate upon settlement. For loans with a floating interest rate, interest is calculated at the rate determined for each floating period. If there are multiple rate adjustments within a single interest settlement period, interest for each floating period is calculated separately and then summed up on the settlement date to determine the total interest for that period.

2. The loan under this contract shall be settled as the following term (1) :

(1) Monthly interest settlement, with the 20th of each month as the fixed interest settlement date;

(2) Quarterly interest settlement, with the 20th of the last month of each quarter as the fixed interest settlement date;

(3) ________________________.

Article 5 Loan Disbursement and Payment

I. Preconditions for Loan Disbursement

Unless Party B waives them in full or in part, Party B is obligated to disburse the loan only if all the following preconditions are continuously met:

1. Party A has completed all approval, registration, delivery, insurance, and other statutory procedures related to the loan under this contract.

2. If guarantees are provided for this contract, the guarantees meeting Party B’s requirements have taken effect and remain valid.

3. Party A has opened accounts for drawdowns and repayments as required by Party B.

4. No event of default as specified in this contract has occurred on the part of Party A.

5. No circumstances that may endanger Party B’s creditor’s rights as specified in this contract have occurred.

6. Relevant laws, regulations, or authorities do not prohibit or restrict Party B from disbursing the loan under this contract.

7. Party A’s financial indicators continue to meet the requirements of Annex 2 “Financial Constraints.”

8. Party A has submitted relevant materials before loan disbursement as agreed in this contract.

9. All materials provided by Party A to Party B are legal, genuine, complete, accurate, and effective, and comply with other requirements set forth by Party B.

10. Other preconditions:________________________________________.

II. Loan Utilization Plan

Loan utilization refers to Party B disbursing the loan funds to the loan disbursement account based on Party A’s application and the contract’s terms.

The loan utilization plan is determined as the following term 1 :

1. The loan utilization plan is as below;

(1) Date: May 7, 2025, amount: RMB 3,000,000;

(2) Date: _________, amount: ___________;

(3) Date: _________, amount: ___________;

(4) Date: _________, amount: ___________;

(5) Date: _________, amount: ___________;

(6) Date: _________, amount: ___________;

2. The loan utilization plan is as below;

(1) From _________ to _________, amount ___________;

(2) From _________ to _________, amount ___________;

(3) From _________ to _________, amount ___________;

(4) From _________ to _________, amount ___________;

(5) From _________ to _________, amount ___________;

(6) From _________ to _________, amount ___________;

3. Party A may apply for disbursements at any time based on its actual funding requirements.

4. ________________________.

III. Party A shall use the loan in accordance with the utilization plan specified in Clause II. Without Party B’s prior written consent, Party A shall not advance, postpone, split, or cancel the loan utilization.

IV. If Party A uses the loan in several tranches, the maturity date of the loan shall still be determined in accordance with the provisions of Article 3 of this contract.

V. Documents Required from Party A

1. If situation as the following item (2) applies, Party A must provide relevant documents to Party B at least 5 working days before utilizing a single loan installment:

(1) A single payment to one of Party A’s transaction counterparts exceeds RMB10,000,000;

(2) Party A applies for any single loan utilization, regardless of the amount.

(3) Other situations as agreed upon by both parties.

_________________________________________.

In any of the above situations, Party A is required to provide the following documents to Party B:

(1) Signed loan transfer certificates and payment settlement vouchers from Party A;

(2) Transaction documentation (including but not limited to written or electronic files such as commodity/service contracts and invoices that can prove the specific use of the loan funds);

_________________________________________.

As well as other relevant documents requested by Party B (including but not limited to the business license, power of attorney, articles of association, and resolutions of the shareholders’ meeting or board of directors of Party A’s transaction counterpart).

2. In cases not covered by item 1 above, or if Party B deems, after reviewing the documents provided by Party A, that the自主 payment method under item 7 of this clause can be adopted, Party A shall provide the following documents to Party B at least working days before utilizing each loan installment:

(1) A fund utilization plan corresponding to the proposed loan disbursement (the format of which is set out in Annex 3).

(2) The loan transfer voucher signed by Party A;

_________________________________________.

As well as other documents required by Party B (including but not limited to the business license, power of attorney, articles of association, and resolutions of the shareholders’ meeting or board of directors of Party A’s transaction counterpart).

VI. Entrusted Payment by Party B

1. Situations for Entrusted Payment

If a single loan utilization meets situation as the following item (1), Party B shall make the payment on behalf of Party A. This means Party A irrevocably and unconditionally entrusts Party B to pay the loan funds directly to Party A’s transaction counterpart. Party A shall not make the payment to the transaction counterpart or any other third party on its own.

(1) A single payment to one of Party A’s transaction counterparts exceeds RMB10,000,000, and Party B, after reviewing the documents provided by Party A, confirms that the payment has a clearly identified payee;

(2) Regardless of the amount of a single loan utilization, Party B shall always make the payment on behalf of Party A;

(3) Other situations as agreed upon by both parties:

_________________________________________.

2. Under the entrusted payment arrangement, Party B will first transfer the loan funds to the loan disbursement account and then directly pay the funds to the account of Party A’s transaction counterpart from that account. Party A shall not dispose of the loan funds in any form, including but not limited to transfer or withdrawal.

3. Party B will conduct a formal review of the payment amount, payment date, payee, payment method, and handling account based on the documents provided by Party A. Upon completion of this formal review and confirmation that the payment meets Party B’s requirements, Party B will transfer the loan funds to Party A’s transaction counterpart.

Once the loan funds are transferred to the account of Party A’s transaction counterpart, Party B is deemed to have fulfilled its entrusted payment obligation. Party A must check the payment status within 1 working day after the entrusted payment and immediately notify Party B if it fails. Party A should ensure that the transaction counterpart and the loan purpose align with the relevant documents.

4. Party B’s formal review of the payment elements does not imply confirmation of the transaction’s authenticity or legality, nor does it imply Party B’s involvement in any disputes between Party A and its transaction counterparts or third parties, or assumption of Party A’s responsibilities. Party A must compensate Party B for any losses suffered due to the entrusted payment.

5. If loan funds are misallocated, fail to reach the designated account, or are delayed due to incomplete, inaccurate, untruthful, or conflicting information provided by Party A (not attributable to Party B), the following shall apply:

(1) Party A shall bear all consequences, including but not limited to losses from failed or delayed payments. Party B shall not be liable and Party A must compensate Party B for any resulting losses;

(2) Party A shall not dispose of the affected loan funds in any manner (including but not limited to transfer or withdrawal);

(3) Party A must resubmit or correct the required documents within 2 working days as per Party B’s request;

_________________________________________.

If Party A breaches any of the above agreements, Party B has the right to demand early repayment of the affected loan funds.

6. Party A shall bear all risks, liabilities, and losses arising from loan payment failures, errors, or delays not caused by Party B. Party B shall not be liable for any such losses and Party A must compensate Party B for any losses incurred.

7. Party A agrees and acknowledges that Party B has no obligation to notify the payment recipient when handling matters related to entrusted payment, deferred payment, or payment recall.

8. If Party A has a reasonable emergency funding need within the scope of the loan purpose specified in this contract, Party A may submit a written application to Party B. Party B has the right to independently evaluate whether to approve Party A’s emergency funding request. If approved, Party B may simplify the pre-disbursement documentation and process required for entrusted payment. After disbursement, Party A must submit complete documentation for the emergency funding and cooperate with Party B’s post-disbursement review within ten working days as required by Party B. Failure to do so will constitute a breach of contract by Party A.

VII. Party A’s Independent Payment

If a single loan disbursement does not meet the conditions for Party B’s entrusted payment as described in Item 1 of Clause VI, Party A may choose independent payment. This means that after Party B disburses the loan funds to the loan disbursement account based on Party A’s drawdown application, Party A can independently pay the funds to its transaction counterpart. Party A must ensure that the transaction counterpart and the loan purpose match the relevant documentation.

VIII. Once the loan funds are deposited into the loan disbursement account, regardless of whether through entrusted payment or independent payment, Party B is deemed to have fulfilled its disbursement obligation. Party A must ensure the account is in good standing (e.g., not frozen by authorities). Any risks, liabilities, or losses arising from freezes or deductions by authorities after the funds enter the account shall be borne by Party A, which must also compensate Party B for any resulting losses.

IX. Change of Payment Method

Party B reserves the right to alter the loan payment method in the following circumstances, including but not limited to adjusting the conditions for entrusted payment (e.g., revising the amount threshold) or modifying the payment method for individual loan disbursements:

1. If Party A breaches any contract provisions;

2. If any situation arises that may jeopardize Party B’s creditor’s rights as specified in the contract;

3. If Party B deems it necessary to adjust the loan payment method for any other reason.

If Party B changes the payment method, Party A must resubmit documents as required by the contract and Party B.

Article 6 Account Usage and Supervision

I. Loan Disbursement Account

The loan disbursement account under this contract is determined as the following item 2 :

1. Within __ working days after the contract takes effect and before the first loan disbursement, Party A shall open a dedicated loan disbursement account with Party B for all loans under this contract.

2. Party A designates another account it holds with Party B as the loan disbursement account(Account No.:

II. Fund Collection Account

1. Within 2 working days against the contract’s effective date, Party A shall either open a fund collection account with Party B or designate its existing account (Account No.:                                         ) as the fund collection account.

2. Party A shall regularly report the fund movements of the collection account to Party B on a quarterly (monthly or quarterly) basis. The report for each period must be submitted within the first 15 working days of the cycle.

3. Party B has the right to manage the fund flows in and out of this account. Specifically, the fund collection account must meet requirements as the following item ___:

(1) Average balance of funds in the account: _____________________;

(2) Timing of fund collections: _____________________;

(3) Proportion of Party A’s overall sales proceeds entering the account: _____________________;

(4) Single payment limit for funds in the account: _____________________;

(5) Daily payment limit for funds in the account: _____________________;

(6) Restrictions on online banking for the account: _____________________;

(7) All outward payments from the account must be approved by Party B;

(8) The account must be used exclusively for loan collections and repayments under this contract and not for any other purposes;

(9) _____________________;

(10) Other requirements proposed by Party B;

(11) The relevant provisions of the separate account management agreement signed by Party A and Party B shall apply.

Article 7 Repayment

I. Repayment Principle

Repayments by Party A under this contract shall follow these principles:

Party B may first use Party A’s repayment to cover fees stipulated in the contract to be borne by Party A but advanced by Party B, as well as Party B’s expense of realizing the creditor’s rights. Remaining funds shall be applied to interest before principal, with interest cleared with principal. However, for loans where the principal or interest is overdue by more than 90 days, or where laws or regulations provide otherwise, repayments shall first settle principal before interest after covering the aforementioned fees.

III. Interest Payment Party A shall pay the due interest to Party B on the interest settlement date. The first interest payment date is the first interest settlement date after the loan disbursement. At the final repayment, the interest will be settled together with the principal.

IV. Repayment Schedule The repayment schedule is determined as the following item 1 :

1. The repayment schedule is as below:

(1) Date: _________, amount: ______________;

(2) Date: _________, amount: ______________;

(3) Date: _________, amount: ______________;

(4) Date: _________, amount: ______________;

(5) Date: _________, amount: ______________;

(6) The amount due on the loan maturity date specified in this contract is RMB3,000,000.

2. _______________________________________.

If the loan disbursement date in this contract does not match the loan transfer voucher, leading to an adjustment of the loan maturity date, Party B has the right to adjust the above repayment schedule accordingly.

V. Method of Repayment

Party A shall deposit sufficient funds in the fund collection account or other accounts held with Party B before the repayment date specified in this contract, and shall transfer the funds for repayment independently (Party B also has the right to debit the account for repayment). Alternatively, Party A may transfer funds from other accounts for repayment on the repayment date specified in this contract.

VI. Early Repayment

If Party A wishes to repay the principal early, it must submit a written application to Party B at least 30 working days in advance. Upon Party B’s approval, Party A may prepay part or all of the principal.

Interest on the prepaid principal shall be calculated based on the actual number of days the funds were used and the loan interest rate stipulated in this contract. If Party B agrees to the early repayment, it has the right to charge Party A a penalty in accordance with the following item 1 :

1. The penalty amount shall be calculated as: Penalty Amount = Prepaid Principal × Number of Months of Early Repayment × 1‰ (any period in excess of one month shall be counted as one month);

2. _________________________.

If Party A repays the loan in installments and repays part of the principal early, Party B has the right to allocate the repayment in the order specified in the repayment plan or in the reverse order. The outstanding principal that has not been repaid shall continue to bear interest at the loan interest rate specified in this contract.

Article 8 Rights and Obligations of Party A

I. Rights of Party A

1. Party A has the right to demand that Party B disburse the loan in accordance with the contract;

2. Party A has the right to use the borrowed funds for the purposes specified in the contract;

3. Provided that the conditions specified by Party B are met, Party A has the right to apply to Party B for an extension of the loan;

4. Party A has the right to require Party B to keep confidential any financial information and business secrets it provides, except where laws, regulations, or competent authorities require otherwise, or where otherwise agreed by the parties;

5. Party A has the right to refuse any solicitation of bribes by Party B or its staff and to report such behavior or any violation by Party B of relevant laws and regulations on credit rates and service charges to the competent authorities.

II. Obligations of Party A

1. Party A shall draw down the loan and repay the principal and interest in full in accordance with the contract, and bear all fees stipulated in the contract;

2. Party A shall provide Party B with relevant financial and operational information in a timely manner, including but not limited to the balance sheet and income statement within the first ____ working days of the first month of each quarter, and the cash flow statement at the end of each year. All information provided must be legal, genuine, complete, accurate, and effective;

3. In case of any significant adverse events affecting its debt repayment ability or any circumstances endangering Party B’s creditor’s rights, or changes in registration items such as name, legal representative, address, business scope, registered capital, or company charter, Party A shall notify Party B in writing within 3 working days after the occurrence of such events or changes, and attach relevant changed materials;

4. Party A shall use the loan for the agreed purpose and shall not misappropriate it or use it for illegal or non-compliant transactions, or for shareholder dividends, financial asset investment, etc. Party A shall cooperate with Party B’s supervision and inspection of its production and business activities, and shall not evade debts by transferring funds or assets, or through related-party transactions. Party A shall not use false contracts to discount or pledge bills or accounts receivable without actual trade background to obtain bank funds or credit;

5. If Party A uses the loan for production and manufacturing, it shall comply with national environmental protection regulations;

6. Without Party B’s prior written consent, Party A shall not provide guarantees to third parties with the assets formed by the loan under this contract before repaying all principal and interest of the loan;

7. If Party A is a group customer, it shall promptly report to Party B any related-party transactions exceeding 10% of its net assets, including the relationship between the parties, the nature of the transaction, the amount or proportion, and the pricing policy(including transactions with no amount or only a nominal amount);

8. Before undertaking significant matters such as mergers, divisions, equity transfers, or other actions that may affect its debt repayment ability, Party A shall obtain Party B’s written consent. However, Party B’s written consent does not prevent it from taking remedial measures under the contract if it later deems such actions may jeopardize its creditor’s rights;

9. If Party A opts for independent payment, it shall provide Party B with a monthly summary report on loan utilization and payment within the first ____ working days of each month until the loan is fully paid, in the format specified in Annex 4.

Article 9 Rights and Obligations of Party B

I. Party B has the right to request Party A to repay the loan principal, interest, and fees on schedule, manage and control the payment of the loan funds, dynamically monitor Party A’s cash flow, and recall the loan early based on the fund collection situation. Party B also has the right to exercise other rights stipulated in the contract and requires Party A to fulfill its other obligations;

II. Party B has the right to participate in activities such as large-scale financing (exceeding RMB or equivalent foreign currency), asset sales, mergers, divisions, shareholding reforms, bankruptcy liquidation, etc., to safeguard its creditor’s rights. Specific participation methods include the following items 1, 2, 3, and 5:

1. Party A must obtain Party B’s written consent for the aforementioned activities;

2. Party B arranges large-scale financing for Party A;

3. The price and recipient of Party A’s asset sale shall not be lower than the fair market value;

4. _______________________________________;

5. Other methods deemed necessary by Party B.

III. Party B shall disburse the loan in accordance with the contract, except for delays or failures caused by Party A or other reasons not attributable to Party B;

IV. Party B shall keep confidential any financial and operational business secrets provided by Party A, except where laws, regulations, or competent authorities require otherwise, or where otherwise agreed by the parties.

V. Party B shall not offer or demand bribes from Party A or its staff.

VI. Party B shall act with integrity and not engage in any behavior that damages Party A’s legitimate interests.

Article 10 Default and Remedial Measures

I. Party B’s Default and Liability

1. If Party B fails to disburse the loan as agreed without valid reasons, Party A may demand that Party B fulfill its obligation to disburse the loan as specified in the contract;

2. If Party B charges Party A interest or fees that are prohibited by national laws and regulations, Party A has the right to request a refund from Party B.

II. Party A’s Default

1. Party A breaches any provision of the contract or fails to perform any statutory obligation;

2. Party A expressly states or implies through its actions that it will not fulfill any obligation under the contract.

III. Events Endangering the Creditor’s Rights of Party B

1. The occurrence of any of the following events may jeopardize the security of Party B’s creditor’s rights under the contract: Party A undergoes contracting, trusteeship, leasing, shareholding reform, reduction of registered capital, investment, joint operation, merger, acquisition, restructuring, division, joint venture, equity transfer, substantial increase in debt financing, applies for suspension of business, dissolution, is revoked, applies for bankruptcy, experiences change in controlling shareholder or actual controller, major asset transfer, shutdown, cessation of business, is imposed a heavy fine by an authoritative body, is deregistered, has its business license revoked, is involved in significant legal disputes, shows a marked deterioration in operational and financial status, experiences a decline in credit status, or if the legal representative or key management personnel are unable to perform their duties;

2. The occurrence of any of the following events may also endanger the security of Party B’s creditor’s rights under the contract: Party A fails to fulfill other matured debts (including debts to China Construction Bank or other third parties), transfers property at a low or no cost, establishes a right of residence in its own or jointly owned property, waives third-party debts, neglects to exercise its creditor’s rights or other rights, or provides guarantees for third parties; Party A’s financial indicators fail to continuously meet the requirements stipulated in Annex 2 “Financial Constraints”; there are abnormal fluctuations in the funds of any of Party A’s accounts (including but not limited to the fund collection account monitored by Party B); Party A experiences a significant cross-default event; Party A’s main business profitability is weak; there are abnormalities in the use of loan funds or Party A avoids entrusted payment;

3. If Party A’s shareholders abuse the independent legal status of the company or the limited liability of shareholders to evade debts, and Party B believes this may endanger the security of its creditor’s rights under the contract;

4. Any condition precedent to the disbursement of the loan under the contract is not continuously satisfied;

5. If the guarantor is in any of the following situations, Party B considers it a threat to the security of its creditor’s rights under this contract:

(1) The guarantor violates any provision of the guarantee contract, or makes any false, incorrect, or incomplete representation or warranty;

(2) The guarantor undergoes contracting, trusteeship, leasing, shareholding reform, reduction of registered capital, investment, joint operation, merger, amalgamation, acquisition, restructuring, division, joint venture, equity transfer, substantial debt financing increase, applies for business suspension, dissolution, is revoked, applies for bankruptcy, experiences change in controlling shareholder or actual controller, major asset transfer, low-or no-cost property transfer, establishes a right of residence in self-owned or co-owned property, waives third-party debts, neglects to exercise creditor’s rights or other rights, ceases production or operations, is subject to heavy fines by authorities, is deregistered, has its business license revoked, is involved in major legal disputes, shows a marked deterioration in business and financial status, experiences a decline in credit standing, or if the legal representative or key management personnel are unable to perform their duties, which may affect the guarantor’s ability to fulfill the guarantee;

(3) Any other circumstance where the guarantor loses or is likely to lose the ability to provide the guarantee.

6. If any of the following occurs with regard to mortgaged or pledged property, and Party B believes it may endanger the security of its creditor’s rights under this contract:

(1) The mortgaged or pledged property is damaged, lost, or decreased in value due to the actions of a third party, government expropriation, confiscation, requisition, gratuitous recovery, demolition, changes in market conditions, or any other reason;

(2) The mortgaged or pledged property is subjected to seizure, distraint, establishment of a right of residence, freezing, appropriation, detention, auction, or administrative supervision, or there is a dispute over ownership;

(3) The mortgagor or pledgor violates any provision of the mortgage or pledge contract, or any representation or warranty made in such contract is false, erroneous, or incomplete;

(4) Any other situation that may endanger Party B’s ability to realize its mortgage or pledge rights.

7. If the following occurs: the guarantee is invalid, revoked, or terminated; the guarantor breaches the contract or refuses to fulfill the guarantee responsibility through words or actions; or the guarantor loses part or all of the guarantee capability, or the value of the guarantee property decreases, and Party B believes these situations may endanger the security of its creditor’s rights under this contract.

8. If other situations arise that Party B believes may endanger the security of its creditor’s rights under this contract.

IV. Remedial Measures of Party B

If any of the situations specified in Clause II or III of this Article occur, Party B shall be entitled to exercise one or more of the following rights and pursue the corresponding legal liabilities of Party A:

1. To suspend or terminate the disbursement and payment of the loan;

2. To impose additional conditions for the disbursement and payment of the loan;

3. To change the method of loan payment in accordance with the provisions of this contract;

4. To declare the loan immediately due and demand that Party A immediately repay the principal, interest, and expenses of all matured and unmatured debts under this contract;

5. If Party A fails to use the loan in accordance with the contract, Party B has the right to refuse Party A’s use of the undisbursed funds under this contract;

6. If Party A fails to use the loan for the agreed purpose as specified in this contract, Party B has the right to demand that Party A make corrections within a specified period, repay the loan in advance, downgrade the loan risk classification of Party A, or exercise other remedial measures stipulated in this contract. For the amount misappropriated by Party A, from the date of misuse until the full repayment of principal and interest, penalty interest and compound interest shall be charged at the penalty interest rate and in the manner of interest settlement agreed in this contract;

7. In case of overdue loan, penalty interest and compound interest shall be charged on the unpaid principal and interest (including penalty interest) of the loan from the date of overdue until the full repayment of principal and interest at the penalty interest rate and in the manner of interest settlement agreed in this contract. Overdue loan refers to the failure of Party A to repay the loan on schedule (including the failure to repay on schedule after Party B declares the loan to be wholly or partly due in advance) or the failure to repay the loan within the agreed installment repayment period under this contract.

Before the maturity of the loan, compound interest shall be charged on the interest not paid on time by Party A in accordance with the loan interest rate and interest settlement method agreed in this contract;

8. Other remedial measures, including but not limited to:

(1) To debit the corresponding amount in RMB or other currencies from the account opened by Party A with the China Construction Bank system, without prior notice to Party A;

(2) To exercise the right of guarantee;

(3) To request Party A to provide new guarantees meeting the requirements of Party B for all debts under this contract;

(4) To refuse Party A to dispose of the funds in the account opened by Party A with the China Construction Bank system (including but not limited to the fund collection account), and to take measures such as freezing, payment stoppage, and closing non-counter transaction functions on Party A’s account, without prior notice;

(5) To adjust the loan interest rate;

(6) To reduce the credit limit;

(7) To terminate this contract.

Article 11 Other Clauses

I. Expense Bearance

1. Party A shall bear all expenses incurred due to its breach of any contract provisions. These expenses include, but are not limited to, litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, evaluation fees, auction fees, notarization fees, service fees, announcement fees, and legal fees that Party B actually incurs due to Party A’s default;

2. For other expenses, the following agreements apply:

_______________________________________.

II. Use of Party A’s Information

Party A agrees that Party B may inquire about, print, and save its credit status from the Financial Credit Information Database and other credit reporting agencies. Party A also agrees that Party B may provide its information to these databases and agencies. Party A permits Party B to share its information within the China Construction Bank group, including with branches and subsidiaries, for purposes such as pre-loan investigations, risk control, and business expansion.

III. Public Notice Collection

If Party A defaults on loan payments or violates the contract in any other way, Party B has the right to inform relevant departments or units and may use news media to announce and collect the debt.

IV. Evidence Effect of Party B’s Records

In the absence of contrary evidence, Party B’s internal records of principal, interest, fees, and repayments (in data, electronic, or paper form) serve as valid evidence of the creditor-debtor relationship between the parties. All documents, vouchers, electronic data, and collection records related to Party A’s transactions (drawdowns, repayments, interest payments, etc.) are authentic and effective. Party A cannot object solely because these records are created, maintained, transmitted, or extracted unilaterally by Party B.

V. Reservation of Rights

The rights of Party B under this contract do not affect or exclude any other rights it may have under laws, regulations, or other contracts. Any tolerance, grace, preference, or delay by Party B in exercising its rights under this contract shall not be deemed a waiver of such rights or an approval of any contract violation by Party A. It also does not restrict Party B from continuing to exercise these or any other rights, nor does it create any obligations or liabilities for Party B towards Party A.

VI. Debt Settlement and Offset

If Party A owes Party B other debts in addition to those under this contract, and Party A’s payments are insufficient to settle all debts, Party B shall determine the order of debt settlement. Regardless of the type, maturity (including early maturity), guarantee (including suretyship, mortgage, pledge, letter of guarantee, standby letter of credit, etc.), or amount (including interest, penalty interest, compound interest, breach of contract damages, fees, etc.) of Party A’s debts, Party B has the right to require Party A to settle debts in the order designated by Party B. Party A agrees not to raise any objections. Party B also has the right to debit Party A’s accounts in the China Construction Bank system in RMB or other currencies to settle any matured (including early matured) debts.

VII. If Party A’s address or contact details change, Party A must notify Party B in writing immediately. Losses from failure to notify promptly shall be borne by Party A.

VIII. Collection of Payable Amounts

For all payments due under this contract, Party B may debit the relevant accounts held by Party A with China Construction Bank in RMB or other currencies without prior notice. If foreign exchange transactions are required, Party A shall assist Party B, and Party A bears the exchange rate risk.

IX. Dispute Resolution

Disputes arising from the performance of this contract may be resolved through negotiation, or according to the following item 1 :

1. File a lawsuit with the People’s Court at the place of Party B’s domicile.

2. File a lawsuit with the People’s Court at the place of Party A’s domicile.

3. Submit to (name of arbitration commission) (place of arbitration: ), in accordance with the arbitration rules of the commission in effect at the time of applying for arbitration. The arbitral award is final and binding on both parties.

During litigation or arbitration, all contract terms unrelated to the dispute remain in full effect.

X. Conditions for the Effectiveness of the Contract

This contract shall come into effect upon signature and sealing by the legal representative(person in charge) or authorized representative of Party A and Party B.

The annexes to this contract form an integral part of it and have the same legal force.

XI. Number of Contract Copies

This contract is executed in triplicate.

XII. Other Agreed Matters

1. VAT Clauses

(1) The contract price and extra charges include VAT unless otherwise agreed.

(2) Invoices

① Party B shall issue invoices as the follwoing item a :

a. If Party A requests an invoice, Party B shall issue a VAT invoice for the payment amount after receiving the payment from Party A;

b. Other agreements: _____________________ .

② Invoice information provided by Party A

Company Name: Yingtan Topnew Motor Co., Ltd

Taxpayer Identification Number:

Bank Account:

Bank: China Construction Bank Corporation, Yingtan Xingyuan Branch

Address:

Tel:

③ If any situation occurs where an invoice needs to be voided or a red invoice needs to be issued, Party A shall provide timely assistance as required by Party B. If Party A’s actions prevent the voiding of an invoice or the issuance of a red invoice, Party A shall compensate Party B for all losses, including but not limited to taxes, additional taxes, penalties, and late fees.

(3) If Party A is an overseas entity and the contract price and extra charges qualify for tax incentives under relevant laws and regulations, Party A must promptly provide Party B with accurate VAT tax-incentive registration materials as required, to assist Party B in completing the tax registration process.

2. Service Clause

Party A and Party B hereby agree on the service addresses (including electronic service addresses) and legal consequences for all notices, agreements, and documents related to this contract as follows:

(1) Service Addresses

① Party A confirms its effective service address as follows:

Mailing Address:

Postal Code:

Mobile Phone Number:

Fax Number: None

Email: None

WeChat ID: None

Litigation Platform Account: None

Other Electronic Means: None

Party A confirms that any of the above mobile phone number, fax number, email, WeChat ID, litigation platform account, and other electronic methods may serve as Party A’s valid electronic service address.

② Party B confirms its effective service address as follows:

(2) Applicable Scope of Service Addresses

The above service addresses apply to the service of all written documents (including data messages) related to this contract, including but not limited to various notices and documents during the contract performance and related files and legal documents in case of contract disputes. They also apply to the service of relevant documents in arbitration and civil litigation procedures, including the first instance, second instance, retrial, and enforcement procedures.

(3) Change of Service Addresses

① If Party A needs to change its service address, it shall notify Party B in writing at least 5 working days in advance. The written notice shall be sent to Party B’s service address;

② If Party B needs to change its service address, it shall notify Party A by written notice of change or mailed letter;

③ If a party changes its address during arbitration or civil litigation, it shall also fulfill the obligation to notify the arbitration institution or court in writing;

④ After a party fulfills the notification obligation for address change as agreed, the changed address shall be the valid service address. Otherwise, the previously confirmed address remains valid;

⑤ If Party A fails to fulfill the aforementioned notification duty and a breach of contract or a situation endangering Party B’s creditor’s rights occurs, Party A agrees and authorizes Party B to obtain Party A’s latest contact phone number from the telecommunications operator for the purpose of collecting and managing defaulted loans.

4. Legal Consequences

① If any of the following occurs: inaccurate service address provided or confirmed by either party, failure to notify of a change of address in a timely manner as per the above method, or refusal to accept delivery by the party or its designated recipient, and documents such as notices, agreements, or legal papers cannot be actually received by the party, then for mail service, the date of return of the mail shall be deemed the date of service; for personal service, the date when the server notes the situation on the service return receipt shall be deemed the date of service; for electronic service, the date when the electronic document reaches the electronic address of the recipient shall be deemed the date of service (as soon as the server’s system shows successful transmission). The methods of service include, but are not limited to, text messages, facsimile, electronic mail, WeChat, etc., and electronic service shall have the same legal force as other methods of service;

② For the service addresses mentioned above, arbitration institutions and courts may use mail or electronic service directly. Even if the parties fail to receive the documents mailed by the arbitration institution or court, due to the above agreement, service shall be deemed to have been effected;

③ If multiple methods of service are used for the same matter, the date of the first successful service shall be deemed the date of service.

_____________________________________

Article 12 Declaration Clause

I. Party A is fully aware of Party B’s business scope and authorization limits.

II. Party A has read all the contract terms. At Party A’s request, Party B has explained the terms. Party A fully understands the meaning and legal consequences of the terms.

III. Party A’s execution and performance of this contract comply with laws, regulations, rules, and its articles of association/internal organizational documents. Party A has obtained the necessary approvals from its internal authorized bodies and/or relevant national authorities.

IV. Party A’s business operations are legal and compliant.

V. Party A has the ability to continue operations and has a legitimate source of repayment.

VI. Party A confirms that all loans under this contract are based on actual borrowing needs and do not exceed its practical requirements.

VII. Party A and its major shareholders have good credit standing and no significant adverse records.

VIII. Party B may entrust other branches of China Construction Bank to disburse the loan and exercise/perform its rights and obligations under this contract. Party A has no objections.

IX. Party A declares that it and its related parties, major contractors, suppliers, and project sponsors are in full compliance with the environmental, social, and governance (ESG) risk management laws and regulations of China and the project’s location. No international projects violate relevant norms or principles. Party A undertakes to submit compliant, valid, and complete ESG risk-related documents to Party B. It will strengthen ESG risk management in accordance with Chinese and local laws and international standards. Party A recognizes Party B’s right to supervise its ESG risk management and request relevant reports. If Party A’s declarations are false or commitments unfulfilled, or if ESG risks arise from Party A or its related parties, Party B may demand risk mitigation measures, require timely reporting, and take actions such as halting financing services or declaring debts due.

If any customer has any questions, opinions, or suggestions regarding China Construction Bank’s products or services, please call the customer service and complaint hotline at 95533 to consult or provide feedback.

Party A(seal):

Legal Representative (Person in Charge) or Authorized Representative(signature):

Date:

Party B(seal):

Person in Charge or Authorized Representative(signature):

Date:

Annex 1 Basic Loan Information

1. The specific purpose of the loan under this contract:

_______________________________________________________________________.

Without the written consent of Party B, Party A shall not alter the specific purpose of the loan.

2. The source of repayment of the loan under this contract:

_______________________________________________________________________.

Party A shall ensure that the source of repayment is genuine and lawful, and that the repayment cash flow is stable and sufficient.

3. Other terms:

_______________________________________________________________________.

Annex 2 Financial Constraints

Party A’s financial indicators shall continuously meet the following requirements:

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

_______________________________________________________________________.

After providing Party A with advance notice of ____working days], Party B reserves the right to modify the restrictions mentioned above.

Annex 3 Fund Utilization Plan

Contract No.

Drawdown Date

No.	Planned Use	Expected Payment Amount	Expected Payee (if applicable)	Note

1

2

… …

Total	RMB
Borrower(seal):